POWER OF ATTORNEY

Each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporations for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies in connection with the separate accounts and contracts listed below:

Variable Annuities and Variable Life Insurance Policies

 Separate Account (1940 Act File No.)
1933 Act File Nos.

 MFS Variable Account (811-2662)
002-73432

 Multi-Flex Variable Account (811-3338)
033-23905, 002-75174

 Nationwide Variable Account (811-2716)
002-58043, 333-80481, 033-60239

 Nationwide Variable Account-II (811-3330)

002-75059, 033-67636, 033-60063, 333-103093, 333-103094, 333-103095, 333-104513, 333-104511, 333-104512, 333-104510, 333-105992, 333-147273, 333-140621, 333-144053, 333-147198, 333-151990, 333-160635, 333-164886, Individual Flexible Premium Deferred Variable Annuity Contract (1933 Act No. TBD)

 Nationwide Variable Account-3 (811-5405)
033-18422, 033-24434

 Nationwide Variable Account-4 (811-5701)
033-25734, 033-26454, 333-62692, 333-135650, 333-140812

 Nationwide Variable Account-5 (811-8142)
033-71440

 Nationwide Variable Account-6 (811-8684)
033-82370, 333-21909

 Nationwide Variable Account-7 (811-8666)
033-82190, 033-82174, 033-89560

 Nationwide Variable Account-8 (811-7357)
033-62637, 033-62659

 Nationwide Variable Account-9 (811-08241)
333-28995, 333-52579, 333-56073, 333-53023, 333-79327, 333-69014, 333-75360

 Nationwide Variable Account-10 (811-09407)
333-81701

 Nationwide Variable Account-11 (811-10591)
333-74904, 333-74908

 Nationwide Variable Account-12 (811-21099)
333-88612, 333-108894

 Nationwide Variable Account-13 (811-21139)
333-91890

 Nationwide Variable Account-14 (811-21205)
333-104339

 Nationwide VA Separate Account-A (811-5606)
033-85164, 033-22940

 Nationwide VA Separate Account-B (811-06399)
033-86408, 033-93482, 333-11415

 Nationwide VA Separate Account-C (811-7908)
033-66496, 333-44485

 Nationwide VA Separate Account-D (811-10139)
333-45976

 Nationwide VLI Separate Account (811-4399)
033-00145, 033-44290, 033-35698

 Nationwide VLI Separate Account-2 (811-5311)
033-16999, 033-62795, 033-42180, 033-35783, 033-63179, 333-27133

 Nationwide VLI Separate Account-3 (811-6140)
033-44789, 033-44296

 Nationwide VLI Separate Account-4 (811-8301)

333-31725, 333-43671, 333-52617, 333-94037, 333-52615, 333-53728, 333-69160, 333-83010, 333-137202, 333-153343, Future Corporate Flexible Premium Variable Universal Life Insurance (1933 Act File No. TBD)

 Nationwide VLI Separate Account-5 (811-10143)
333-46338, 333-46412, 333-66572, 333-121881, 333-125481, 333-125482

 Nationwide VLI Separate Account-6 (811-21398)
333-106908

 Nationwide VLI Separate Account-7 (811-21610)
333-117998, 333-121879, 333-146649, 333-140606, 333-149295, 333-156020

 Nationwide VL Separate Account-A (811-6137)
033-44792, 033-44300, 033-35775, 333-27123, 333-22677

 Nationwide VL Separate Account-B (811-07819)
333-12333

 Nationwide VL Separate Account-C (811-8351)
333-43639, 333-36869

 Nationwide VL Separate Account-D (811-08891)
333-59517

 Nationwide VL Separate Account-G (811-21697)
333-121878, 333-140608, 333-146073, 333-146650, 333-149213, 333-155153, 333-156020

 Nationwide Provident VA Separate Account 1 (811-7708)
333-164127; 333-164125; 333-164126; 333-164124

 Nationwide Provident VLI Separate Account 1 (811-4460)
333-164180; 333-164117; 333-164178; 333-164179; 333-164119; 333-164120; 333-164115; 333-164118; 333-164116

 Nationwide Provident VA Separate Account A (811-6484)
333-164131; 333-164130; 333-164132; 333-164129; 333-164128

 Nationwide Provident VLI Separate Account A (811-8722)
333-164188; 333-164123; 333-164185; 333-164122; 333-164121

General Account Products

 Insurance Company
1933 Act File Nos.

 Nationwide Life Insurance Company
333-133163, 333-49112, 333-149613, 333-155368, 333-160418

 Nationwide Life and Annuity Insurance Company
333-47640, Individual Supplemental Immediate Fixed Income Annuity Contract (1933 Act File No. TBD), Individual Supplemental Immediate Fixed Income Annuity Contract (1933 Act File No. TBD)

Unregistered Private Placement Accounts

 Account Name
CIK Number

 Nationwide BOLI Private Placement Variable Account
0001343394

 Nationwide Private Placement Variable  Account – E
No CIK Number

 Nationwide Private Placement Variable Account
0001135856

 Nationwide Private Placement Variable  Account – II
No CIK Number

hereby constitute and appoint Stephen S. Rasmussen, Kirt A. Walker, Peter A. Golato, John L. Carter, Eric S. Henderson, Jamie Ruff Casto, Timothy D. Crawford, Stephen M. Jackson, Keith W. Hinze and Paige L. Ryan, and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 10th day of March, 2010.

 /s/TIMOTHY G. FROMMEYER
/s/PETER A. GOLATO

 TIMOTHY G. FROMMEYER, Director
PETER A. GOLATO, Director

 /s/KIRT A. WALKER
/s/MARK R. THRESHER

 KIRT A. WALKER, Director
MARK R. THRESHER, Director

 /s/STEPHEN S. RASMUSSEN

 STEPHEN S. RASMUSSEN, Director